Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2005, in the Registration Statement on Form S-4 and related Prospectus filed by Eye Care Centers of America, Inc. for the registration of $152,000,000 10¾% Senior Subordinated Notes due February 15, 2015.

/s/ Ernst & Young LLP

San Antonio, Texas

May 3, 2005

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